EXHIBIT 7.16

                              SYRATECH CORPORATION
                                VERA WANG ASSETS
                                DECEMBER 31, 2005

Inventory                                                  2,830,175
Inventory in transit                                         205,348
                                                          ----------
                                                           3,035,523

Cost of Vera Wang store displays                             749,703
                                                          ----------
Accumulated depreciation                                    (749,703)
                                                          -----------

Cost of Puerto Rico tooling                                   17,889
Accumulated depreciation                                      (8,944)
                                                          -------------
                                                               8,945

New York showroom furniture                                   38,121
Accumulated depreciation                                     (38,121)
                                                          -----------
                                                                _
                                                          -----------


                                                          -----------
Total                                                      3,044,468
                                                          ===========



Flatware and giftware products utilizing the VEW trademarks that incorporates the name Vera Wang ("Vera Wang Products"). Vera Wang product inventory, its molds and tooling to manufacture Vera Wang Products and all related Vera Wang fixtures, furniture, store displays and other decor that are presently in its customers stores and Syratech showrooms along with other related assets (together, "Vera Wang Assets").